UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware			1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

6301 Fitch Path	New Albany	Ohio		43054
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code)		(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2021, the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”), upon the recommendation of the Nominating and Board Governance Committee of the Board (the “Nominating Committee”), took the following actions, each to be effective February 4, 2021:

•The Board increased the size of the Board from twelve directors to thirteen directors, thereby creating one vacancy in the Board.

•The Board elected Kenneth B. Robinson to fill the vacancy in the Board. Mr. Robinson will serve as a director of the Company for an initial term ending at the Company’s 2021 Annual Meeting of Stockholders. The Board appointed Mr. Robinson to serve as a member of the Audit and Finance Committee of the Board, with such service to be at the pleasure of the Board. The Board determined that Mr. Robinson meets all of the applicable requirements for service on the Audit and Finance Committee.

•The Board affirmatively determined that Mr. Robinson meets all of the applicable standards of independence for members of the Board under the New York Stock Exchange Corporate Governance Standards and the Company’s Corporate Governance Guidelines.

•The Board affirmatively determined that Mr. Robinson has no material relationship with the Company or any of the Company’s subsidiaries (either directly or indirectly), other than through his service as a director of the Company. In addition, there are no transactions between Mr. Robinson and the Company or any of the Company’s subsidiaries that would be required to be reported under Item 404(a) of SEC Regulation S-K.

As a non-associate director, Mr. Robinson will receive compensation determined and paid in the same manner as for the Company’s other non-associate directors, which compensation the Company previously disclosed in Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2020. All such compensation will be pro-rated for the period from February 4, 2021, the effective date of the Board’s election of Mr. Robinson, as a director, to the date of the Company’s 2021 Annual Meeting of Stockholders.

Item 8.01. Other Events.

On February 5, 2021, the Company issued a press release announcing the election of Mr. Robinson as a director of the Company. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release issued by Abercrombie & Fitch Co. on February 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: February 5, 2021	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary